UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 22, 2022
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 22, 2022, the Board of Directors (the “Board”) of Carrols Restaurant Group, Inc. (the “Company”) appointed Paulo Pena as Chief Executive Officer and President of the Company, effective April 1, 2022 (the “Effective Date”). Mr. Pena will succeed Daniel T. Accordino, age 71, as Chief Executive Officer and President. As previously announced, Mr. Accordino will be retiring from his roles as Chairman of the Board, Chief Executive Officer, President and as a member of the Board of the Company on the Effective Date.

Mr. Pena, age 49, has served as Chief Operating Officer of Selina since September 2019. Prior to joining Selina, Mr. Pena served as Vice President Acquisitions at McDonald’s USA from December 2018 to September 2019 and as Vice President and Managing Director from August 2017 until January 2019. Prior to working at McDonald’s, Mr. Pena served as President and Managing Director, Latin America and Caribbean Region, at the Wyndham Hotel Group, LLC from 2014 until July 2017. Prior to that, he served in various executive, operational and financial roles at Starwood Hotels and Resorts Worldwide, Inc. and The Coca-Cola Company. Mr. Pena does not have any relationships or transactions with the Company that would be required to be reported pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

On February 22, 2022, the Company entered into an offer letter (the “Offer Letter”) with Mr. Pena. The Offer Letter provides that Mr. Pena will receive an annual base salary of $600,000 that may be increased annually at the sole discretion of the Compensation Committee of the Board and will participate in the Company’s Executive Bonus Plan (the “Executive Bonus Plan”) with a target bonus percentage of 100% of his annual base salary. Pursuant to the Offer Letter, on the Effective Date, Mr. Pena will receive restricted stock grants of (i) 100,000 shares of the Company's common stock under the Company’s 2016 Stock Incentive Plan, as amended (the “2016 Plan”), with one-half of such shares vesting on April 1, 2023 and the remaining shares vesting on April 1, 2024, and (ii) 600,000 shares of the Company’s common stock (the "Performance Shares") under the 2016 Plan which will vest on April 1, 2025 upon the Company’s achievement of compounded organic adjusted EBITDA growth of at least 10% per annum over a three year period ending and measured on April 1, 2025 as follows: if the average closing price of the Company’s common stock for sixty trading days prior to April 1, 2025 is greater than (a) $3.00 per share, 34% of the Performance Shares will vest, (b) $5.00 per share, 67% of the Performance Shares will vest, and (c) $8.00 per share, 100% of the Performance Shares will vest. The Offer Letter also provides that Mr. Pena will receive a stipend of $250,000 (the “Stipend”) in lieu of any moving, housing, bonus (or stock) relinquishment or other similar cost, expense or compensation loss he may incur, with one-half of the Stipend to be paid within 30 days of the Effective Date and the remainder being paid on or about October 1, 2022, less applicable taxes and withholdings. In the event that Mr. Pena voluntarily terminates his employment with the Company on or before April 1, 2023, he will be required to reimburse the Company the entire amount of the Stipend, and if he voluntarily terminates his employment after April 1, 2023 but on or before April 1, 2024, he will be required to reimburse the Company one-half of the amount of the Stipend.

The Offer Letter also provides that the Company, Carrols Holdco Inc., Carrols Corporation, Carrols LLC and Mr. Pena will enter into a Change of Control and Severance Agreement (the “Change of Control and Severance Agreement”) on the Effective Date. The Change of Control and Severance Agreement provides that if within one year following a Change of Control (as defined in the Change of Control and Severance Agreement), Mr. Pena’s employment is terminated by the Company or Carrols LLC without Cause (as defined in the Change of Control and Severance Agreement) or by Mr. Pena for Good Reason (as defined in the Change of Control and Severance Agreement), then Mr. Pena will be entitled to receive (a) a lump sum payment in an amount equal to the product of 18 and Mr. Pena’s monthly base salary at the then current rate, (b) an amount equal to the aggregate annual bonus payment under the Company’s Executive Bonus Plan for the year in which Mr. Pena incurs a termination of employment to which Mr. Pena would otherwise have been entitled had his employment not been terminated, and (c) continued coverage under the Company’s welfare and benefits plans for a period of up to 12 months, in each case as further described in the Change of Control and Severance Agreement. The Change of Control and Severance Agreement also provides that if prior to a change of control or more than one year after a change of control, Mr. Pena’s employment is terminated by the Company or Carrols LLC without Cause or by Mr. Pena for Good Reason, then Mr. Pena will be entitled to receive (i) a payment in an amount equal to one year’s base salary at the then current rate, (ii) an amount equal to the pro rata portion of the aggregate annual bonus payment under the Company’s Executive Bonus Plan for the year in which Mr. Pena incurs a termination of employment to which Mr. Pena would otherwise have been entitled had his employment not been terminated, and (iii) continued coverage under the Company’s welfare and benefits plans for a period of up to 12 months, in each case as further described in the Change of Control and Severance Agreement. The payments and benefits due under the Change of Control and Severance Agreement cannot be reduced by any compensation earned by Mr. Pena as a result of employment by another employer or otherwise, except that Mr. Pena’s right to receive any payment or payments described in (i) and (ii) above would terminate, and Mr. Pena would be obligated to return any payment or payments previously received, if Mr. Pena commences employment with, or serves as an owner, operator, manager, director, partner, member or stockholder (other than as a stockholder of not more than two percent (2%) of any class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, or consultant, advisor or independent contractor to, a Competitor (as defined in the Change of Control and Severance Agreement) within 12 months of the termination of his employment.

The Change of Control and Severance Agreement also provides that (i) during Mr. Pena’s employment with Carrols LLC and for a period of twelve months thereafter, he will not, directly or indirectly, commence employment with, or serve as an owner, operator, manager, director, partner, member or stockholder (other than as a stockholder of not more than two percent (2%) of any class of securities registered under Section 12 of the Exchange Act) of, or consultant, advisor or independent contractor to, any business or organization that is a Competitor within the United States and (ii) during Mr. Pena’s employment with Carrols LLC and for a period of two (2) years following termination of his employment, he will not solicit or employ any management-level employee who was employed by the Company and certain of its subsidiaries within six months prior to the termination of his employment, in any business in which he has a material interest, direct or indirect, including, without limitation, as an owner, operator, manager, officer, director, partner, member, stockholder, consultant, advisor or independent contractor, subject to certain exceptions set forth in the Change of Control and Severance Agreement.

On February 22, 2022 the Company issued a press release announcing the appointment of Mr. Pena as Chief Executive Officer and President of the Company and the retirement of Mr. Accordino, the entire text of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Carrols Restaurant Group, Inc. Press Release, dated February 22, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2022

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Jared L. Landaw
Name:	Jared L. Landaw
Title:	Vice President, General Counsel and Secretary